UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The compensation committee of the board of directors of Fossil, Inc. (the “Company”) has approved a form of Executive Retirement Agreement (the “Agreement”) to be entered into with one or more named executive officers of the Company (each an “Executive”). Pursuant to the Agreement, following the Executive’s retirement at a minimum of age 55 and 10 years of service with the Company (“Retirement”), (i) the Executive’s outstanding equity awards will continue to vest in accordance with their respective vesting schedules for 12 months following Retirement; (ii) all stock appreciation rights (“SARs”) vested upon Retirement, or during the 12 months following Retirement, will remain exercisable for the 12 months following Retirement or 90 days after vesting, whichever is later. The foregoing vesting and exercise provisions will apply to all equity awards outstanding on the date of the Agreement and to all future equity awards granted to such Executive.

The Agreement contains non-competition and non-solicitation provisions pursuant to which the Executive will be prohibited from competing with, or soliciting clients, manufacturers or suppliers of, the Company and from soliciting the Company’s employees or independent contractors for 12 months following such Executive’s Retirement. In addition, the Agreement contains a clawback provision pursuant to which an Executive’s compensation will be subject to recovery by the Company if, in the year such compensation is paid or within the three year period thereafter, (i) the Company is required to prepare an accounting restatement due to material noncompliance by the Company or an affiliate with any financial reporting requirement under applicable securities laws and during such three year period the Executive was either a named executive officer of the Company or an employee of the Company who was responsible for the preparation of the Company’s financial statements, or (ii) the Company is required by applicable law to require repayment by the Executive of such compensation.

In connection with the Agreement, the compensation committee also approved new forms of award agreements for restricted stock units (“RSUs”) and SARs under the Company’s 2008 Long-Term Incentive Plan. The newly approved forms of agreements for RSUs and SARs are substantially similar to the forms of award agreements previously approved by the compensation committee and disclosed by the Company with the exception of the additional vesting and exercise provisions provided by the Agreement. The additional vesting and exercise provisions in the forms of RSU and SAR award agreements provide that all outstanding RSU and SAR awards, respectively, will continue to vest in accordance with their respective vesting schedules for 12 months following Retirement. In addition, the form of SAR award agreement provides that all SARs vested upon Retirement, or vesting during the 12 months following Retirement, will remain exercisable until the later of (i) 12 months following Retirement or (ii) 90 days after vesting.

The foregoing summary is qualified in its entirety by reference to the forms the Agreement, RSU award agreement and SAR award agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Executive Retirement Agreement

10.2	Form of Restricted Stock Unit Award under the Fossil, Inc. 2008 Long-Term Incentive Plan

10.3	Form of Stock Appreciation Rights Award under the Fossil, Inc. 2008 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012

FOSSIL, INC.

By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Retirement Agreement

10.2	Form of Restricted Stock Unit Award under the Fossil, Inc. 2008 Long-Term Incentive Plan

10.3	Form of Stock Appreciation Rights Award under the Fossil, Inc. 2008 Long-Term Incentive Plan